Cardinal Ethanol, LLC
Employee Bonus Plan
Amended and Restated for Fiscal Year 2019-20
(Effective 10-1-19)

The purpose in developing and continuing an Employee Bonus Plan is to reward the employees for their contributions that directly impact the financial results of the Company, that reflect a positive safety culture, and to promote teamwork needed to complete desired goals. This year’s Plan is made up of financial and team goals relating to the Company’s financial success, safety, and production efficiency.

For the purposes of the Plan, wages are defined as the amount paid during the defined period and limited to regular pay, overtime, holiday, and paid time off (PTO).

Rules of the Plan:

a)	All plan payouts must be approved by the Board of Directors.

b)	Employee must be employed on the day that the Board approves the payout to be eligible for any bonus payout.

c)	Employee must be working from October 1, 2019 to September 30, 2020 to be eligible for the full bonus.

Financial Goal:

a)
Eligibility for the Financial Goal payout portion of the plan begins at $7,500,000 net income. There will be NO payout under the financial goal section if the Company does not meet this minimum income threshold.

b)	The Financial Goal section is eligible to all employees that meet the eligibility requirements.

c)	Payout for the Financial Goal will be made prior to December 31, 2020 once the fiscal year end results are calculated, reviewed, and approved.

Team Goals:

a)	Team Goals are not subject to a minimum net income requirement.

b)	Payout for the Team Goals will be made quarterly and based on company “Operational Statistics”, Christianson Benchmarking Results, Individual Safety Participation, and Audits.

c)	Employee must be employed on the last day of the quarter and on the day the Board approves the payout to receive any payout from the Team Goals.

d)	Employee does not need to have worked the full quarter to be eligible. Payout will be made once final goal accomplishments are known and have been approved by the Board of Directors.

e)	Team Goal payout is applicable to all employees that meet the eligibility requirements.

Employee Bonus Plan
Financial Goal - Max Payout 10% of eligible wage.

•	Minimum required net profit needed for payout $7.5M (Annual Payout)

–	Payout Level 1…………………………… $ 7,500,000 - $11,999,999 = 5 % payout

–	Payout Level 2…………………………… $12,000,000 - $19,999,999 = 7½% payout

–	Payout Level 3…………………………… $20,000,000 and above = 10% payout

Team Goals - Max Payout 10% of eligible wage.
Team Goal #1 - Improved efficiency and production through increased ethanol yield per bushel ground as compared to industry; based on rankings through Benchmarking surveys. (Quarterly Payout)
Team Goal #2 - Optimize natural gas usage by reducing BTU/gallon. Achieved Natural Gas Usage number will be based on “Operation Statistics” work papers. (Quarterly Payout)
Team Goal #3 - Maximize corn oil yield per bushel of corn ground. Measure will be based on results of rankings through Benchmarking surveys. (Quarterly Payout)
Team Goal #4 - Improve Safety performance. Increase awareness and maintain safety performance. Near Misses will be based on individual reports submitted on time to the EHS Manager. Other Safety criteria are based on individual participation and Bi-Annual Safety Audits. (Quarterly Payout)

•
Goal #1 Be a leader in efficiency through optimizing ethanol yield - (Improve on our 3-year average yield of 2.870 undenatured, moisture adjusted gallons per bushel ground based on corn at 15%) (3% max payout)

1)	Undenatured Ethanol Yield below 2.87 bu/gal ……….... 0% payout

2)	Undenatured Ethanol Yield of 2.871 - 2.879 bu/gal....... 1% payout

3)	Undenatured Ethanol Yield of 2.88 - 2.899 bu/gal…..... 2% payout

4)	Undenatured Ethanol Yield of > 2.9 bu/gal…………….. 3% payout

•	Goal #2 Optimize Natural Gas Usage (BTU per Anhydrous Ethanol Gallon) (2% max payout)

1)	26,500 or more……….………………………………… 0% payout

2)	26,499 - 25,751 …………………………………………. 1% payout

3)	25,750 or less ……………………………………………. 2% payout

•	Goal #3 Maximize Corn Oil Yield - (Pounds of Oil per Bushels Ground) (2% max payout)

1)	Corn Oil Yield of < .800 lbs/bushel……………………… 0% payout

2)	Corn Oil Yield of .800 - .829 lbs/bu…………………......... 1% payout

3)	Corn Oil Yield of > .830.......………………………………. 2% payout

•	Goal #4 Improve Safety Record - Individual Safety Participation; subject to verification and approval by management. (3% max payout)

1)	Safety Committee Meeting and Employee Participation (1% max payout)
Participate in one (1) Safety Committee meeting and one (1) Individual Employee Participation Task from the below menu:

◦	Employee Participation Menu (One item per employee)
Safety Program Area Audit Complete
Non-Routine Task Pre-Work Audit Completed
Lead a Toolbox Talk
Review, update, and complete PSSR activity.
LOTO/Confined Space Program Review
Contractor Observation, Review and Evaluation
Participate and complete an optional Safety Webinar.
Participate on an Internal Control committee.

2)	Near Miss Reporting (complete 2) (1% max payout)

◦	Two (2) Near Miss Reports completed (Plant, Internal Control, Cyber)

3)	Improve ERI Audit Score (based on bi-annual Audit scores/ranking) (1% max payout)
(required a minimum of 1 above to be eligible for item #3)
Q1 Payout = Completion of 70% of non-capital deficiencies highlighted and mentioned in the latest Loss Leader Assessment (FY Q4 2019 Assessment). Total deficiencies will be categorized and prioritized by Management (Capital and Non-Capital; Highest Priority to Lowest Priority).
Q2 Payout = A Safety Audit Score greater than the previous ERI Safety Audit Score (89.36%).
Q3 Payout = Completion of all non-capital deficiencies highlighted and mentioned in the latest ERI Safety Audit within 90 days of issuance of ERI Safety Audit Report.
Q4 Payout = A Loss Leader Assessment score greater than the previous Assessment score (TBD) OR Safety Assessment score greater than the Q2 Safety Assessment score.

Personal Incentive (10% additional opportunity available)

Available to the following positions: CEO, CFO, Commodity Manager, and Plant Manager

These positions will be eligible for an additional 10% payout. 50% of this payout will be tied to the Production Manager, Maintenance Manager, and the EHS Manager meeting their individual goals. 20% of this payout will be tied to all employee (except for mid managers) average annual score. 30% of this payout will be based on Production improvement.

“Senior Management”: Goals (annual payout) (CEO, CFO, Commodity Manager, Plant Manager)

1)	Leadership/Management/Coaching - Develop and Support Mid-management (5%)
Average completion scores of mid management incentive award times 50% award value.

2)	Staff Development and Training - Develop programs and processes for employee success (2%)
Average earned score of all employees (excluding mid-management) incentive award times 20% award value.

3)	Production & Capacity Goals (Based on Denatured Production) (3%)

1)	Fiscal Year End Production > 132,000,000 MG………………. 1% payout

2)	Fiscal Year End Production > 134,000,000 MG………............. 2% payout

3)	Fiscal Year End Production > 138,000,000 MG………............. 3% payout